Exhibit 99.1(h)

SETTLEMENT AGREEMENT

This Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into as of June __, 2010, by and between John R. Riconda (“Riconda”), an individual residing at 130 Soundview Terrace, Northport, New York, on the one hand, and QSGI Inc. (a/k/a QSGI, Inc.) a Delaware Corporation, inclusive of its bankruptcy estate and its wholly-owned subsidiaries and/or affiliates as the same may have from time to time existed, including, but not limited to QSGI-CCSI, Inc., a Delaware corporation (collectively, the “Debtor” or  “QSGI”), on the other..1

RECITALS

WHEREAS, Riconda has asserted claims against QSGI, including (i) filing a lawsuit in Supreme Court of the State of New York, New York County captioned John Riconda v. QSGI, Inc., QSGI-CCSI, Inc. and Victory Park Management LLC, seeking, inter alia, to compel QSGI to turn over to Riconda all possession, right and title to the stock of Contemporary Computer Services, Inc. (“CCSI”) and (ii) filing a Motion to Compel Abandonment of the Stock of CCSI to Riconda, in connection with the jointly administered Chapter 11 proceedings captioned In re: QSGI, Inc., Case No. 09-23658-EPK, 09-23659-WPK and 09-23660-EPK in the United States Bankruptcy Court for the Southern District of Florida (together, the “Bankruptcy Proceeding”);

WHEREAS, Riconda has submitted a  Proof of Claim against QSGI-CCSI in the amount of $10,909,000;

WHEREAS, QSGI-CCSI, Inc. listed Riconda on its “Schedule” D of secured creditors in the Bankruptcy Proceeding as the sole secured creditor, with a claim of  $10 million, secured by the stock of CCSI;

WHEREAS, QSGI claims the right to assert claims against Riconda in the Bankruptcy Proceeding, relating to CCSI;

WHEREAS, Riconda and QSGI were parties to a Stock Purchase Agreement, dated May 6, 2008 and a First Amendment to the Stock Purchase Agreement, dated July 7, 2008, and related agreements (collectively, the “Stock Purchase Agreements”);

WHEREAS, all of the stock of CCSI is currently being held in escrow with Meltzer, Lippe, Goldstein & Breitstone, LLP, as escrow agent, pending further order of a court of competent jurisdiction;

WHEREAS, the parties desire to settle the claims between them relating to the ownership of the stock of CCSI and/or the Stock Purchase Agreements;

WHEREAS, the parties agree that there is adequate consideration for each and every term and condition of this Agreement;

1  John Riconda to the greatest extent possible, in law or equity, includes Contemporary Computer Services, Inc.

NOW, THEREFORE, IT IS AGREED THAT:

1.           Consideration

a.	QSGI shall abandon one-hundred percent (100%) of the capital stock of CCSI, Inc. to Riconda and Riconda hereby releases his rights with respect to QSGI, except as specifically set forth herein.

b.
Following court approval of this Settlement Agreement Riconda shall have no further secured rights in and to QSGI and shall retain an unsecured claim against QSGI in the amount of $10,159,000.  The aforestated amount of Riconda’s claim is made  without being and admission and without prejudice to any subsequent valuation of the stock of CCSI.

c.
Riconda covenants not to assist with, participate in, sue or institute any claim, action or proceeding against QSGI, its officers, directors, employees, agents, attorneys, inclusive of any reorganized entity that emerges from the Bankruptcy Proceeding.  This covenant shall specifically not apply to Marc Sherman Ed Cummings, Seth Grossman, Robert Van Hellemont, Geoff Smith, R. Keith Elliot, John Cunningham or Eric Nelson (collectively, the “QSGI Directors and Officers”) against whom Riconda expressly reserves all claims and rights of action for damages he asserts he sustained in connection with, relating to, or as a consequence of, the transaction memorialized by the Stock Purchase Agreements and/or related events.  Further, if John Riconda’s covenant not to sue QSGI or any reorganized entity that emerges from the Bankruptcy Proceeding is raised as a defense by any party, or deemed by a court to constitute a meritorious defense, to liability, or to insurance coverage for such liability, in any future lawsuit by Riconda against the QSGI Directors and Officers, then Riconda’s covenant not to sue QSGI (and QSGI only) shall be null and void.  Nothing in this paragraph shall affect Riconda's covenant not to sue any reorganized entity that emerges from the Bankruptcy Proceeding or the officers, directors, employees, agents and attorneys of such reorganized entity, in their capacity as officers, directors, employees, agents and attorneys of such reorganized entity.

d.
Riconda shall support and not object to any plan or proposed plan of reorganization for QSGI filed in the Bankruptcy Proceeding, even if in said plan he receives disparate or different treatment than other similarly situated creditors of QSGI. Riconda noting that he will not receive a cash payment on his unsecured claim or equity in the re-organized entity, should the same be offered to other unsecured  creditors.  Further, Riconda covenants and agrees, and it is his intent, that he shall not, under any circumstances, including by way of execution, have direct, indirect or beneficial claims, rights or interests in and to the Debtor, the reorganized  or successor to the Debtor or have direct, indirect or beneficial rights as a holder of equity in the Debtor, the reorganized Debtor or any successor entity to Debtor.

2.           Approval Order

a.
While this Agreement is effective upon execution by all of the parties hereto, the implementation of this Agreement is contingent upon (i) the entry of an Order (the “Approval Order”) by the United States Bankruptcy Court for the Southern District of Florida in the Bankruptcy Proceeding (a) approving this Agreement and its terms and permitting and/pr compelling the abandonment of 100% of the capital stock of CCSI to John Riconda; and (ii) the Approval Order, as docketed by the Clerk of the Bankruptcy Court, becoming final and no longer appealable or subject to review.  The parties shall use their best efforts to expedite finalization and execution of this Agreement and obtain the Approval Order.  Each party agrees that it will not directly or indirectly object to entry of the Approval Order or take appeal of the Approval Order unless such action is taken by agreement of the parties.  QSGI shall be responsible for drafting any necessary pleadings (including any appeals) relating to the Approval Order and will share such drafts with Riconda for comment prior to filing

The Approval Order shall not act as a bar or res judicata with respect to any claims or proceedings brought in connection with or arising from the Stock Purchase Agreement.

b.
Notwithstanding Section 2(a) above or any other provision in this Agreement to the contrary,, in the event the Bankruptcy Proceeding is converted or dismissed pursuant to Section 1112 of the Bankruptcy Code, this Agreement shall not be subject to any contingencies, and QSGI shall cause all possession, right and title to 100% of the capital stock of CCSI to be turned over to Riconda within ten (10) calendar days from the date such conversion or dismissal is entered by the Bankruptcy Court.  If any such order is appealed, QSGI shall cause all possession, right and title to 100% of the capital stock of CCSI to be turned over to John Riconda within ten (10) calendar days from the date such order becomes final and no longer subject to review or appeal.

4.           No Admission of Liability; Effect of Settlement

The parties understand and acknowledge that this Agreement is made and accepted without any admission of liability, fault, or the truth of the allegations made by any party against the other.

5.           Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties.  Any modifications to this Settlement Agreement must be made in a writing signed by the Parties.

6.           Full and Knowing

The parties certify that each has carefully read and fully understands the provisions of this Agreement; that they have had a reasonable opportunity to ask questions concerning this Agreement and have received answers thereto; that they have consulted with legal counsel before signing this Agreement; and that they have entered into this Agreement knowingly, voluntarily and without duress, intimidation, coercion or pressure.

7.           Responsibility for Damages, Fees and Costs

Expect as otherwise set forth in this Agreement, each party shall be responsible for its own costs and fees, including attorneys’ fees, however, except in the event of litigation as a result of a breach of this agreement, in which the prevailing party shall be entitled relief and damages in law and equity and  to its attorneys fees and costs at all pre-trail, trail and appellate levels.

8.           Severability

Should any provision of this Settlement Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby and said illegal or invalid provision shall be deemed not to be a part of this Release Agreement.

9.           Counterparts

This Settlement Agreement may be executed in counterparts and facsimile or PDF signatures shall be deemed originals.

John Riconda	QSGI, Inc.
By: ______________________________________	By_________________________________ Marc Sherman Director
Dated:	Dated:
QSGI-CCSI, Inc.
By: ______________________________________ Marc Sherman Director	_________________________________ CCSI John Riconda
Dated: